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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 4, 2003
                                                          (February 27, 2003)


                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrants as specified in its charter)

           Oklahoma                     1-13726                 73-1395733
(State or other jurisdiction of (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                 6100 North Western Avenue
                  Oklahoma City, Oklahoma                          73118
         (Address of principal executive offices)                (Zip Code)

                                 (405) 848-8000
              (Registrants' telephone number, including area code)

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ITEM 5. OTHER EVENTS

     Chesapeake Energy Corporation ("Chesapeake") entered into an underwriting agreement dated February 27, 2003 with Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc., Lehman Brothers Inc., CIBC World Markets Corp., Johnson Rice & Company L.L.C., RBC Dain Rauscher Inc., and Simmons & Company International in connection with the issuance and sale by Chesapeake of 20,000,000 shares of its common stock (plus up to an additional 3,000,000 shares to be sold pursuant to the underwriters' over-allotment option).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

1.1 Underwriting Agreement dated February 27, 2003 by and among Chesapeake Energy Corporation, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc., Lehman Brothers Inc., CIBC World Markets Corp., Johnson Rice & Company L.L.C., RBC Dain Rauscher Inc., and Simmons & Company International.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHESAPEAKE ENERGY CORPORATION

Date:  March 4, 2003                       By: /s/ Aubrey K. McClendon
                                              ---------------------------------
                                           Name: Aubrey K. McClendon
                                           Title: Chairman of the Board, Chief
                                                  Executive Officer and Director


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                                  EXHIBIT INDEX

         Exhibit
         Number                     Exhibit Description
         -------                    -------------------
          1.1 Underwriting Agreement dated February 27, 2003 by and among Chesapeake Energy Corporation, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc., Lehman Brothers Inc., CIBC World Markets Corp., Johnson Rice & Company L.L.C., RBC Dain Rauscher Inc., and Simmons & Company International.

                                       4